EXHIBIT 33.1

                      GENERAL ELECTRIC CAPITAL CORPORATION

                       Management Assessment of Compliance

                                 March 26, 2007

Management of the General Electric Capital Corporation (the "Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, relating to the servicing of a commercial floorplan receivable, accounts receivable, and asset based lending receivable securities program (the "Platform"). The Company has determined that only servicing criteria 1122(d)(1)(ii), 1122(d)(1)(iv) and 1122(d)(3)(i) are applicable to the activities it performs with respect to the Platform ("Applicable Servicing Criteria"), as of and for the twelve months ended December 31, 2006 (the "Reporting Period"). The individual asset-backed transactions and securities defined by management as constituting the Platform are as follows: GE Dealer Floorplan Master Note Trust Series 2004-1, 2004-2, 2005-1, 2005-2, 2006-1,
2006-2, 2006-3 and 2006-4.

The Company's management has assessed the Company's compliance with the Applicable Servicing Criteria as of and for the Reporting Period. In making this assessment, management used the servicing criteria set forth by the Securities and Exchange Commission in Item 1122(d) of Regulation AB.

Based on such assessment, management believes that, other than as identified below, as of and for the Reporting Period, the Company has complied in all material respects with the Applicable Servicing Criteria.

Instance of Material Non-compliance: An instance of material noncompliance related to a criterion set forth in Item 1122(d)(3)(i)(C) was noted. The Form 10-K for GE Dealer Floorplan Master Note Trust for the fiscal year ended December 31, 2005 was not filed within 90 days from the end of such fiscal year. Instead, such Form 10-K was filed on May 19, 2006. After discussions with the staff of the Securities and Exchange Commission, the staff allowed the shelf registration statement relating to GE Dealer Floorplan Master Note Trust, for which CDF Funding, Inc. is the depositor, to become effective notwithstanding the late filing.
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KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period.

                                           GENERAL ELECTRIC CAPITAL
                                           CORPORATION, acting through its GE
                                           Commercial Financial Services segment

                                           /s/ Margaret Fritz
                                           -------------------------------------
                                           Margaret S. Fritz,
                                           Capital Markets Leader